                                                                    EXHIBIT 21

                       PAXSON COMMUNICATIONS CORPORATION
                              LIST OF SUBSIDIARIES


                                                                                 STATE OR OTHER
                                                                                 JURISDICTION OF
                                                                                  INCORPORATION/
NAME                                                                              ORGANIZATION
-----------------------                                                          ----------------
                                                                                     FLORIDA
                                                                                 (EXCEPT AS NOTED)
Bud Songs, Inc.
Channel 29 of Charleston, Inc.                                                      Delaware
Channel 56 of Orlando, Inc.
Channel 64 of Scranton, Inc.                                                        Delaware
Clearlake Productions, Inc.
Cocola Media Corporation of Florida                                                 Delaware
Cocola Media Corporation of San Francisco                                           California
Hispanic Broadcasting, Inc.
Infomall Cable Network, Inc.                                                        Delaware
Infomall Los Angeles, Inc.
Jetstar Development, Inc.
PAX Internet, Inc. (f/k/a Excel Marketing Enterprises, Inc.)
Pax Net, Inc.                                                                       Delaware
Pax Net Television Productions, Inc.
Paxson Akron License, Inc.
Paxson Albany License, Inc.
Paxson Albuquerque License, Inc.
Paxson Atlanta License, Inc.
Paxson Birmingham License, Inc.
Paxson Boston License, Inc.
Paxson Buffalo License, Inc.
Paxson Cedar Rapids License, Inc.
Paxson Charleston License, Inc.
Paxson Chicago License, Inc.
Paxson Communications L.P.T.V., Inc.
Paxson Communications Management Company
Paxson Communications of Akron-23, Inc.
Paxson Communications of Albany-55, Inc.
Paxson Communications of Albuquerque-14, Inc.
Paxson Communications of Atlanta-14, Inc.
Paxson Communications of Battle Creek-43, Inc.
Paxson Communications of Birmingham-44, Inc.
Paxson Communications of Boston-46, Inc.
Paxson Communications of Boston-60, Inc.
Paxson Communications of Buffalo-51, Inc.
Paxson Communications of Cedar Rapids-48, Inc.
Paxson Communications of Charleston-29, Inc.
Paxson Communications of Chicago-38, Inc.
Paxson Communications of Cleveland-67, Inc.
Paxson Communications of Dallas-68, Inc.
Paxson Communications of Davenport-67, Inc.
Paxson Communications of Dayton-26, Inc.
Paxson Communications of Decatur-23, Inc.
Paxson Communications of Denver-59, Inc.


                                                                                 STATE OR OTHER
                                                                                 JURISDICTION OF
                                                                                  INCORPORATION/
NAME                                                                              ORGANIZATION
-----------------------                                                          ----------------
                                                                                     FLORIDA
                                                                                 (EXCEPT AS NOTED)
Paxson Communications of Des Moines-39, Inc.
Paxson Communications of Detroit-31, Inc.
Paxson Communications of Fayetteville-62, Inc.
Paxson Communications of Fresno-61, Inc.
Paxson Communications of Green Bay-14, Inc.
Paxson Communications of Greensboro-16, Inc.
Paxson Communications of Greenville-38, Inc.
Paxson Communications of Hartford-18, Inc.
Paxson Communications of Honolulu-66, Inc. (f/k/a Paxson Communications of
Hawaii-66, Inc.)
Paxson Communications of Houston-49, Inc.
Paxson Communications of Indianapolis-63, Inc.
Paxson Communications of Jackson-51, Inc.
Paxson Communications of Jacksonville-35, Inc.
Paxson Communications of Kansas City-50, Inc.
Paxson Communications of Knoxville-54, Inc.
Paxson Communications of Lexington-67, Inc.
Paxson Communications of Little Rock-42, Inc.
Paxson Communications of Los Angeles-30, Inc.
Paxson Communications of Los Angeles-63, Inc.
Paxson Communications of Memphis-50, Inc.
Paxson Communications of Miami-35, Inc.
Paxson Communications of Milwaukee-55, Inc.
Paxson Communications of Minneapolis-41, Inc.
Paxson Communications of Mobile-61, Inc.
Paxson Communications of Nashville-28, Inc. (f/k/a Paxson Communications of
Cookeville-28, Inc.)
Paxson Communications of New London-26, Inc.
Paxson Communications of New Orleans-49, Inc.
Paxson Communications of New York-31, Inc.
Paxson Communications of New York-43, Inc.
Paxson Communications of Norfolk-49, Inc.
Paxson Communications of Odessa-30, Inc.
Paxson Communications of Oklahoma City-62, Inc.
Paxson Communications of Orlando-56, Inc.
Paxson Communications of Philadelphia-61, Inc.
Paxson Communications of Phoenix-13, Inc.
Paxson Communications of Phoenix-51, Inc.
Paxson Communications of Pittsburgh-40, Inc.
Paxson Communications of Portland-22, Inc.
Paxson Communications of Portland-23, Inc.
Paxson Communications of Providence-69, Inc.
Paxson Communications of Raleigh Durham-47, Inc.
Paxson Communications of Roanoke-38, Inc.
Paxson Communications of Sacramento-29, Inc.
Paxson Communications of Salt Lake City-30, Inc.
Paxson Communications of San Antonio-26, Inc.
Paxson Communications of San Jose-65, Inc.
Paxson Communications of San Juan, Inc.
Paxson Communications of Scranton-64, Inc.
Paxson Communications of Seattle-33, Inc. (f/k/a Paxson Communications of
Seattle-24, Inc.)
Paxson Communications of Shreveport-21, Inc.
Paxson Communications of Spokane-34, Inc.
Paxson Communications of Springfield-34, Inc.
Paxson Communications of St. Croix-15, Inc.
Paxson Communications of St. Louis-13, Inc. (f/k/a Paxson Communications of
Minneapolis-45, Inc.)
Paxson Communications of Syracuse-56, Inc.
Paxson Communications of Tampa-66, Inc.
Paxson Communications of Tucson-46, Inc.
Paxson Communications of Tulsa-44, Inc.



                                                                                 STATE OR OTHER
                                                                                 JURISDICTION OF
                                                                                  INCORPORATION/
NAME                                                                              ORGANIZATION
-----------------------                                                          ----------------
                                                                                     FLORIDA
                                                                                 (EXCEPT AS NOTED)
Paxson Communications of Washington-60, Inc.
Paxson Communications of Washington-66, Inc.
Paxson Communications of Wausau-46, Inc.
Paxson Communications of West Palm Beach-67, Inc.
Paxson Communications Television, Inc.
Paxson Communications Unrestricted Holdings, Inc.                                   Delaware
Paxson Dallas License, Inc.
Paxson Davenport License, Inc.
Paxson Dayton License, Inc.
Paxson Decatur License, Inc.
Paxson Denver License, Inc.
Paxson Des Moines License, Inc.
Paxson Detroit License, Inc.
Paxson Development, Inc.
Paxson Fayetteville License, Inc.
Paxson Fresno License, Inc.
Paxson Green Bay License, Inc.
Paxson Greensboro License, Inc.
Paxson Greenville License, Inc.
Paxson Hawaii License, Inc.
Paxson Houston License, Inc.
Paxson Jackson License, Inc.
Paxson Kansas City License, Inc.
Paxson Knoxville License, Inc.
Paxson Lexington License, Inc.
Paxson Little Rock License, Inc.
Paxson Los Angeles License, Inc.
Paxson Miami-35 License, Inc.
Paxson Minneapolis License, Inc.
Paxson Mobile License, Inc.
Paxson New York License, Inc.
Paxson Odessa License, Inc.
Paxson Oklahoma City License, Inc.
Paxson Orlando License, Inc.
Paxson Philadelphia License, Inc.
Paxson Phoenix License, Inc.
Paxson Pittsburgh License, Inc.
Paxson Portland License, Inc.
Paxson Productions, Inc.
Paxson Roanoke License, Inc.
Paxson Sacramento License, Inc.
Paxson Salem License, Inc.
Paxson Salt Lake City License, Inc.
Paxson San Jose License, Inc.
Paxson Scranton License, Inc.
Paxson Seattle License, Inc.
Paxson Shreveport License, Inc.
Paxson Spokane License, Inc.
Paxson Sports of Miami, Inc.
Paxson Sports Ventures Company
Paxson Springfield License, Inc.
Paxson St. Croix License, Inc.
Paxson Syracuse License, Inc.
Paxson Tampa-66 License, Inc.
Paxson Television Productions, Inc. (f/k/a Paxson Live Link Productions, Inc.)
Paxson Tennessee License, Inc.
Paxson Tucson License, Inc.
Paxson Tulsa License, Inc.


                                                                                 STATE OR OTHER
                                                                                 JURISDICTION OF
                                                                                  INCORPORATION/
NAME                                                                              ORGANIZATION
-----------------------                                                          ----------------
                                                                                     FLORIDA
                                                                                 (EXCEPT AS NOTED)
Paxson Washington License, Inc.
Pax Tunes, Inc.
PCC Direct, Inc. (f/k/a Paxson Merchandising Ventures, Inc.)
Roberts Broadcasting Company of Albuquerque                                         Delaware
S&E Network, Inc.                                                                   Puerto Rico
The Infomall TV Network, Inc.                                                       Delaware
Travel Channel Acquisition Corporation                                              Delaware
America 51, L.P. 1                                                                  Delaware
Channel 42 of Little Rock, Inc. 1                                                   Delaware
Ocean State Television, LLC 2                                                       Delaware
Syracuse Minority Television, Inc.  1                                               Delaware
United Broadcast Group II, Inc. 3                                                   Texas
Winstar Odessa, Inc.                                                                Delaware
Winstar Waterville, Inc.                                                            Delaware


--------
1        49% interest
2        50% interest
3        80% interest